UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2017 (May 19, 2017)

SHORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

28969 Information Lane, Easton, Maryland 21601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 763-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On May 19, 2017, Shore United Bank, the wholly-owned banking subsidiary of Shore Bancshares, Inc. (the “Company”), completed the acquisition of three bank branches located in the greater Baltimore, Maryland metropolitan area, certain related assets, and the assumption by Shore United Bank of certain related liabilities, pursuant to the Purchase and Assumption Agreement, dated as of January 10,2017, with Northwest Bank, the wholly-owned subsidiary of Northwest Bancshares, Inc. (the “Purchase Agreement”).

Pursuant to the Purchase Agreement, Shore United Bank assumed approximately $211.7 million in deposits and purchased approximately $125 million of performing loans associated with the three bank branches. Shore United Bank paid a deposit premium equal to 8.0% of the balance of assumed deposits. Shore United Bank has the option to require the repurchase or exchange of any purchased loans that become nonperforming during the 75 day period following the May 19, 2017 closing.

Item 7.01.	Regulation FD Disclosure

On May 22, 2017, the Company issued a press release announcing the completion of the transaction contemplated by the Purchase Agreement, which is filed as Exhibit 99.1.

Information contained herein, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired. Not applicable

(b)	Pro forma financial information. The pro forma financial information required by Item 9.01(b) will be filed by amendment to this Form 8-K, to the extent required.

(c)	Shell company transactions. Not applicable

(d)	Exhibits.

The exhibits that are filed or furnished with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which list is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: May 22, 2017	By:	/s/ Lloyd L. Beatty, Jr.
Lloyd L. Beatty, Jr. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit

Number	Description

99.1	Press Release, dated May 22, 2017, issued by the Company announcing the opening of three bank branches in the greater Baltimore, Maryland Metropolitan Area.